A PARTNERSHIP OF INCORPORATED PROFESSIONALS     AMISANO HANSON
                                                           CHARTERED ACCOUNTANTS




October  24,  2005


Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  DC  20549
U.S.A.

Dear  Ladies  and  Gentlemen:

We are the former independent auditors for Netmeasure Technology Inc. (the "Company"). We have read the Company's current report on 8-K/A, Amendment #1 dated October 4, 2005 and are in agreement with the statement "Effective October 4, 2005, the Registrant terminated its prior accounting firm Amisano Hanson, Chartered Accounts, Vancouver, Canada, as its accounting firm" of Item 4.01(a)(i) and 4.01(a)(ii), 4.0-1(a)(iii) and 4.01(a)(iv). We have no basis to agree  or  disagree  with  other  statements  of  the Company contained therein.

Yours  very  truly,

/s/ Amisano  Hanson

AMISANO  HANSON


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